Exhibit 99.1

FIRST CAPITAL, INC. REPORTS QUARTERLY EARNINGS

Corydon, Indiana — (BUSINESS WIRE) — October 23, 2026.  First Capital, Inc. (the “Company”) (NASDAQ:  FCAP), the holding company for First Harrison Bank (the “Bank”), today reported net income of $5.1 million, or $1.53 per diluted share, for the quarter ended September 30, 2026, compared to net income of $4.5 million, or $1.34 per diluted share, for the quarter ended September 30, 2025.

Results of Operations for the Three Months Ended September 30, 2026 and 2025

Net interest income after provision for credit losses increased $1.3 million for the quarter ended September 30, 2026 compared to the same period in 2025.  Interest income increased $1.4 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.94% for the third quarter of 2025 to 5.23% for the same period in 2026, in addition to an increase in the average balance of interest-earning assets from $1.20 billion for the third quarter of 2025 to $1.25 billion for the same period in 2026.  Interest expense decreased $119,000 when comparing the periods as the average cost of interest-bearing liabilities decreased from 1.66% for the quarter ended September 30, 2025 to 1.57% for the same period in 2026 while the average balance of interest-bearing liabilities increased from $891.3 million for the quarter ended September 30, 2025 to $911.5 million for the same period in 2026.  As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.71% for the quarter ended September 30, 2025 to 4.08% for the same period in 2026. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the quarter ended September 30, 2025 to the quarter ended September 30, 2026.

Based on management’s analysis of the Allowance for Credit Losses (“ACL”) on loans and unfunded loan commitments, the provision for credit losses increased from $150,000 for the quarter ended September 30, 2025 to $355,000 for the quarter ended September 30, 2026.  The Bank recognized net charge-offs of $123,000 and $17,000 for the quarters ended September 30, 2026 and 2025, respectively.

Noninterest income decreased $14,000 for the quarter ended September 30, 2026 as compared to the quarter ended September 30, 2025.  The decrease is primarily due to the Company recognizing a $9,000 loss on equity securities during the quarter ended September 30, 2026 compared to a gain of $150,000 during the same period in 2025.  That decrease was partially offset by the Company recognizing increases of $92,000 and $57,000 in other income and service charges on deposit accounts, respectively, when comparing the two periods.  The increase in other income was primarily due to the Company recognizing $48,000 and $45,000 in income from its technology investment fund and its renewable energy tax credit investment, respectively, during the quarter.

Noninterest expenses increased $545,000 for the quarter ended September 30, 2026 as compared to the same period in 2025. This was primarily due to increases in compensation and benefits and other expenses of $585,000 and $75,000, respectively, when comparing the two periods.  The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits.  The increase in other expenses was primarily due to general inflationary pressures and routine pricing increases rather than any specific item.  These increases were partially offset by a $148,000 decrease in occupancy and equipment expenses when comparing the two periods.  Occupancy and equipment expenses were elevated during the third quarter of 2025 due to disposal losses associated with two of the Bank’s branches, the upgrade of the Company’s call center system, and the demolition of one of the Bank’s branches.  None of these were present during the third quarter of 2026.

Income tax expense increased $164,000 for the quarter ended September 30, 2026 as compared to the same period in 2025 resulting in an effective tax rate of 19.4% for the quarter ended September 30, 2026, compared to 19.2% for the same period in 2025.

Results of Operations for the Nine Months Ended September 30, 2026 and 2025

For the nine months ended September 30, 2026, the Company reported net income of $14.2 million, or $4.25 per diluted share, compared to net income of $11.5 million, or $3.43 per diluted share, for the same period in 2025.

Net interest income after provision for credit losses increased $4.7 million for the nine months ended September 30, 2026 compared to the same period in 2025.  Interest income increased $4.6 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.80% for the nine months ended September 30, 2025 to 5.10% for the same period in 2026, in addition to an increase in the average balance of interest-earning assets from $1.19 billion for the nine months ended September 30, 2025 to $1.24 billion for the same period in 2026.  Interest expense decreased $471,000 when comparing the periods as the average cost of interest-bearing liabilities decreased from 1.67% for the nine months ended September 30, 2025 to 1.56% for the same period in 2026 while the average balance of interest-bearing liabilities increased from $886.0 million for the nine months ended September 30, 2025 to $906.8 million for the same period in 2026.  As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.55% for the nine months ended September 30, 2025 to 3.96% for the same period in 2026. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the nine months ended September 30, 2025 to the nine months ended September 30, 2026.

(1) Reconciliations of the non–U.S. Generally Accepted Accounting Principles (“GAAP”) measures are set forth at the end of this press release.

Based on management’s analysis of the ACL on loans and unfunded loan commitments, the provision for credit losses increased from $794,000 for the nine months ended September 30, 2025 to $1.1 million for the nine months ended September 30, 2026.  The Bank recognized net charge-offs of $292,000 and $214,000 for the nine months ended September 30, 2026 and 2025, respectively.

Noninterest income increased $373,000 for the nine months ended September 30, 2026 as compared to the nine months ended September 30, 2025.  The increase is primarily due to the Company recognizing a $261,000 gain on equity securities during the nine months ended September 30, 2026 compared to a gain of $127,000 during the same period in 2025.  In addition, the Company recognized increases of $110,000, $70,000 and $50,000 in service charges on deposit accounts, other income and ATM and debit card fee income, respectively, when comparing the two periods.  The increase in other income was primarily due to the Company recognizing a $47,000 increase in income from its renewable energy tax credit investment during the nine months ended September 30, 2026, in addition to $48,000 of income from its technology investment fund during the nine months ended September 30, 2026 that the Company did not receive during the same period in 2025.  These were partially offset by the Company recognizing a $47,000 gain on the redemption of a bank-owned life insurance policy during the nine months ended September 30, 2025, and no such redemption occurred during the same period in 2026.

Noninterest expenses increased $1.5 million for the nine months ended September 30, 2026 as compared to the same period in 2025. This was primarily due to increases in compensation and benefits, other expenses, professional services, and advertising expenses of $1.1 million, $253,000, $132,000 and $92,000, respectively, when comparing the two periods.  The increase in compensation and benefits is due to increases in salary and wages associated with annual cost of living and performance related adjustments as well as increases in the cost of Company-provided health insurance benefits.  The increase in other expenses is primarily due to a $70,000 increase in consumer fraud losses and general inflationary pressures and routine pricing increases during the nine months ended September 30, 2026 as compared to the same period in 2025.  The increase in professional services is due to increased consulting fees.  The increase in advertising expenses is related to various new marketing campaigns undertaken during the nine months ended September 30, 2026 as compared to the same period in 2025.  These increases were partially offset by a decrease in occupancy and equipment expenses of $110,000 due to a reduction in building maintenance expenses.

Income tax expense increased $919,000 for the nine months ended September 30, 2026 as compared to the same period in 2025 resulting in an effective tax rate of 19.8% for the nine months ended September 30, 2026, compared to 18.4% for the same period in 2025.  The increase in the Company’s effective tax rate for the nine months ended September 30, 2026 reflects a higher proportion of net income being subject to taxation compared to the same period last year.

Comparison of Financial Condition at September 30, 2026 and December 31, 2025

Total assets were $1.27 billion at September 30, 2026 and December 31, 2025.  Net loans receivable and other assets increased $20.9 million and $2.2 million, respectively, from December 31, 2025 to September 30, 2026. These increases were partially offset by a decrease of $22.5 million in available for sale securities when comparing the two periods.  Deposits increased $6.4 million from $1.12 billion at December 31, 2025 to $1.13 billion at September 30, 2026.  Nonperforming assets (consisting of nonaccrual loans, accruing loans 90 days or more past due, and foreclosed real estate) increased from $4.4 million at December 31, 2025 to $5.5 million at September 30, 2026.  The increase was primarily due to the nonaccrual classification of a non-owner occupied commercial real estate loan.

The Bank currently has 17 offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; the quality and composition of the loan and investment portfolios; loan demand; deposit flows; changes in accounting principles and guidelines; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:

Joshua P. Stevens

Chief Financial Officer

812-738-1570

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA	2026	2025	2026	2025
(Dollars in thousands, except per share data)

Total interest income	$16,093	$14,658	$46,639	$42,044
Total interest expense	3,583	3,702	10,624	11,095
Net interest income	12,510	10,956	36,015	30,949
Provision for credit losses	355	150	1,130	794
Net interest income after provision for credit losses	12,155	10,806	34,885	30,155

Total non-interest income	2,292	2,306	6,545	6,172
Total non-interest expense	8,109	7,564	23,715	22,239
Income before income taxes	6,338	5,548	17,715	14,088
Income tax expense	1,231	1,067	3,510	2,591
Net income	5,107	4,481	14,205	11,497
Less net income attributable to the noncontrolling interest	3	3	9	9
Net income attributable to First Capital, Inc.	$5,104	$4,478	$14,196	$11,488

Net income per share attributable to
First Capital, Inc. common shareholders:
Basic	$1.53	$1.34	$4.25	$3.43

Diluted	$1.53	$1.34	$4.25	$3.43

Weighted average common shares outstanding:
Basic	3,337,650	3,348,618	3,336,644	3,347,380

Diluted	3,340,438	3,350,008	3,339,574	3,349,321

OTHER FINANCIAL DATA

Cash dividends per share	$0.32	$0.31	$0.94	$0.89
Return on average assets (annualized)	1.59%	1.45%	1.48%	1.26%
Return on average equity (annualized)	14.40%	14.29%	13.45%	12.70%
Net interest margin	4.01%	3.64%	3.89%	3.48%
Net interest margin (tax-equivalent basis) (1)	4.08%	3.71%	3.96%	3.55%
Interest rate spread	3.59%	3.21%	3.47%	3.06%
Interest rate spread (tax-equivalent basis) (1)	3.66%	3.28%	3.54%	3.13%
Net overhead expense as a percentage of average assets (annualized)	2.52%	2.44%	2.47%	2.44%

	September 30,	December 31,
BALANCE SHEET INFORMATION	2026	2025

Cash and cash equivalents	$139,019	$137,288
Interest-bearing time deposits	1,225	1,470
Investment securities	401,694	424,190
Gross loans	685,897	664,208
Allowance for credit losses	10,946	10,108
Earning assets	1,196,895	1,193,475
Total assets	1,274,835	1,271,995
Deposits	1,129,397	1,122,990
Stockholders' equity, net of noncontrolling interest	135,712	137,797
Allowance for credit losses as a percentage of gross loans	1.60%	1.52%
Non-performing assets:
Nonaccrual loans	5,434	4,268
Accruing loans past due 90 days	32	83
Foreclosed real estate	—	—
Regulatory capital ratios (Bank only):
Community Bank Leverage Ratio (2)	11.47%	11.01%

(1)  See reconciliation of GAAP and non-GAAP financial measures for additional information relating to the calculation of this item.

(2)  Effective March 31, 2020, the Bank opted in to the Community Bank Leverage Ratio (CBLR) framework. As such, the other regulatory ratios are no longer provided.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Three Months ended September 30,
	2026			2025
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$667,206	$10,888	6.53%	$640,178	$10,323	6.45%
Tax-exempt (3)	13,570	201	5.92%	10,328	109	4.22%
Total loans	680,776	11,089	6.52%	650,506	10,432	6.41%

Investment securities:
Taxable (4)	320,001	3,119	3.90%	318,628	2,282	2.86%
Tax-exempt (3)	119,596	918	3.07%	118,840	866	2.91%
Total investment securities	439,597	4,037	3.67%	437,468	3,148	2.88%

Interest bearing deposits with banks (5)	128,032	1,202	3.76%	115,623	1,283	4.44%

Total interest earning assets	1,248,405	16,328	5.23%	1,203,597	14,863	4.94%

Non-interest earning assets	37,841			33,930
Total assets	$1,286,246			$1,237,527

Interest bearing liabilities:
Interest-bearing demand deposits	$447,010	$1,231	1.10%	$437,040	$1,318	1.21%
Savings accounts	221,400	100	0.18%	227,997	154	0.27%
Time deposits	243,061	2,252	3.71%	226,309	2,230	3.94%
Total deposits	911,471	3,583	1.57%	891,346	3,702	1.66%

Total interest bearing liabilities	911,471	3,583	1.57%	891,346	3,702	1.66%

Non-interest bearing liabilities
Non-interest bearing deposits	221,376			211,573
Other liabilities	11,599			9,236
Total liabilities	1,144,446			1,112,155
Stockholders' equity (6)	141,800			125,372
Total liabilities and stockholders' equity	$1,286,246			$1,237,527

Net interest income (tax-equivalent basis)		$12,745			$11,161
Less: tax equivalent adjustment		(235)			(205)
Net interest income		$12,510			$10,956

Interest rate spread			3.59%			3.21%
Interest rate spread (tax-equivalent basis) (7)			3.66%			3.28%
Net interest margin			4.01%			3.64%
Net interest margin (tax-equivalent basis) (7)			4.08%			3.71%
Ratio of average interest earning assets to average interest bearing liabilities			136.97%			135.03%

(1)  Interest income on loans includes fee income of $249,000 and $202,000 for the three months ended September 30, 2026 and 2025, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7)  Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

FIRST CAPITAL, INC. AND SUBSIDIARIES

Consolidated Average Balance Sheets (Unaudited)

	For the Nine Months ended September 30,
	2026			2025
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$662,999	$31,918	6.42%	$638,950	$30,172	6.30%
Tax-exempt (3)	12,209	486	5.31%	10,632	337	4.23%
Total loans	675,208	32,404	6.40%	649,582	30,509	6.26%

Investment securities:
Taxable (4)	316,818	8,745	3.68%	312,409	6,146	2.62%
Tax-exempt (3)	119,262	2,710	3.03%	118,714	2,529	2.84%
Total investment securities	436,080	11,455	3.50%	431,123	8,675	2.68%

Interest bearing deposits with banks (5)	124,446	3,451	3.70%	104,396	3,462	4.42%

Total interest earning assets	1,235,734	47,310	5.10%	1,185,101	42,646	4.80%

Non-interest earning assets	41,886			32,472
Total assets	$1,277,620			$1,217,573

Interest bearing liabilities:
Interest-bearing demand deposits	$442,237	$3,598	1.08%	$438,971	$4,061	1.23%
Savings accounts	222,794	299	0.18%	227,231	482	0.28%
Time deposits	241,734	6,727	3.71%	219,751	6,552	3.98%
Total deposits	906,765	10,624	1.56%	885,953	11,095	1.67%

Total interest bearing liabilities	906,765	10,624	1.56%	885,953	11,095	1.67%

Non-interest bearing liabilities
Non-interest bearing deposits	217,893			202,719
Other liabilities	12,266			8,287
Total liabilities	1,136,924			1,096,959
Stockholders' equity (6)	140,696			120,614
Total liabilities and stockholders' equity	$1,277,620			$1,217,573

Net interest income (tax-equivalent basis)		$36,686			$31,551
Less: tax equivalent adjustment		(671)			(602)
Net interest income		$36,015			$30,949

Interest rate spread			3.47%			3.06%
Interest rate spread (tax-equivalent basis) (7)			3.54%			3.13%
Net interest margin			3.89%			3.48%
Net interest margin (tax-equivalent basis) (7)			3.96%			3.55%
Ratio of average interest earning assets to average interest bearing liabilities			136.28%			133.77%

(1)  Interest income on loans includes fee income of $668,000 and $599,000 for the nine months ended September 30, 2026 and 2025, respectively.

(2)  Average loan balances include loans held for sale and nonperforming loans.

(3)  Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.

(4)  Includes taxable debt and equity securities and FHLB Stock.

(5)  Includes interest-bearing deposits with banks and interest-bearing time deposits.

(6)  Stockholders' equity attributable to First Capital, Inc.

(7)  Reconciliations of the non–U.S. GAAP measures are set forth at the end of this press release.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Management uses these “non-GAAP” measures in its analysis of the Company's performance.  Management believes that these non-GAAP financial measures allow for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a further understanding of the Company's ongoing operations.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
(Dollars in thousands)
Net interest income (A)	$12,510	$10,956	$36,015	$30,949
Add: Tax-equivalent adjustment	235	205	671	602
Tax-equivalent net interest income (B)	12,745	11,161	36,686	31,551
Average interest earning assets (C)	1,248,405	1,203,597	1,235,734	1,185,101
Net interest margin (A)/(C)	4.01%	3.64%	3.89%	3.48%
Net interest margin (tax-equivalent basis) (B)/(C)	4.08%	3.71%	3.96%	3.55%

Total interest income (D)	$16,093	$14,658	$46,639	$42,044
Add: Tax-equivalent adjustment	235	205	671	602
Total interest income tax-equivalent basis (E)	16,328	14,863	47,310	42,646
Average interest earning assets (F)	1,248,405	1,203,597	1,235,734	1,185,101
Average yield on interest earning assets (D)/(F); (G)	5.16%	4.87%	5.03%	4.73%
Average yield on interest earning assets tax-equivalent (E)/(F); (H)	5.23%	4.94%	5.10%	4.80%
Average cost of interest bearing liabilities (I)	1.57%	1.66%	1.56%	1.67%
Interest rate spread (G)-(I)	3.59%	3.21%	3.47%	3.06%
Interest rate spread tax-equivalent (H)-(I)	3.66%	3.28%	3.54%	3.13%